UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 25, 2005

(Date of earliest event reported)

OLD DOMINION FREIGHT LINE, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 0-19582

Virginia	56-0751714
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 Old Dominion Way

Thomasville, North Carolina 27360

(Address of principal executive offices)

(Zip Code)

(336) 889-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 25, 2005, Old Dominion Freight Line, Inc. (the “Company”) issued $50,000,000 of privately-placed Series A Senior Notes, Tranche A (the “Tranche A Notes”) pursuant to the terms of a Note Purchase Agreement (the “Purchase Agreement”). The Company will issue $25,000,000 of privately-placed Series A Senior Notes, Tranche B (the “Tranche B Notes” and, together with the Tranche A Notes, the “Series A Notes”) pursuant to the Purchase Agreement on May 25, 2005. The Series A Notes were sold to Allstate Life Insurance Company, Allstate Life Insurance Company of New York, New York Life Insurance Company, New York Life Insurance and Annuity Corporation, United of Omaha Life Insurance Company, PRU & Co. (as nominee for Prudential Retirement Insurance and Annuity Company), UMBTRU & Co. (as nominee for Security Benefit Life Insurance Company, Inc.) and Metropolitan Life Insurance Company (collectively, the “Purchasers”). Banc of America Securities, LLC served as the placement agent for the Company.

The Purchase Agreement may also serve as the platform for potential future private note issuances by the Company (the “Additional Notes” and, together with the Series A Notes, the “Notes”). Notes issued pursuant to the Purchase Agreement, including the Series A Notes, shall not exceed Three Hundred Million Dollars ($300,000,000).

The Series A Notes are unsecured and rank pari passu in right of repayment with the Company’s other senior unsecured indebtedness. The payment of outstanding amounts due under the Series A Notes and the performance by the Company of its obligations under the Purchase Agreement have been guaranteed by the Company’s wholly-owned subsidiary, ODIS, Inc. (“ODIS”).

The Series A Notes mature on February 25, 2015. The Company will pay interest on the unpaid balance of the Series A Notes at the rate of 4.68% per annum from the date of issuance. Interest on the Series A Notes is calculated on the basis of a 360-day year of twelve 30-day months and will be payable semiannually in arrears commencing on August 25, 2005, until such principal shall have become due and payable. The Company will pay interest on any overdue principal, interest or make-whole amount from the due date thereof at the rate of 2% per annum above the rate of interest stated above for the Series A Notes.

The Company is required to make seven equal annual principal prepayments on the Series A Notes commencing on February 25, 2009, each such prepayment to equal $7,142,857 for the Tranche A Notes and $3,571,428 for the Tranche B Notes (or such lesser amounts as shall then be outstanding). The Company may optionally prepay at any time all or part of the Series A Notes, in an amount not less than 10% of the original aggregate principal amount of the Series A Notes (or such lesser amount as required to effect a partial prepayment resulting from an offer of prepayment pursuant to a sale of assets) at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the applicable make-whole amount determined for the prepayment date with respect to such principal amount of each Series A Note then outstanding. Such optional prepayment shall be applied to each of the Series A Notes in proportion to the respective unpaid principal amounts thereof.

The Purchase Agreement contains terms and provisions (including representations, covenants and conditions) customary for transactions of this type. Financial covenants include a limitation on the incurrence of debt by the Company and any Subsidiary unless on the date such debt is incurred the ratio of consolidated debt to consolidated total capitalization does not exceed 60%, a limitation on priority debt (not to exceed 20% of consolidated net worth) and a minimum fixed charge coverage ratio (not to be less than 1.75 to 1.00). Other covenants include, but are not limited to, limitations on liens, sale of assets, mergers and consolidations and transactions with affiliates.

The Purchase Agreement contains customary events of default, including nonpayment of principal, make-whole amount or interest; violation of covenants or other terms of the Purchase Agreement; inaccuracy of representations and warranties; certain bankruptcy events; cross-defaults to other indebtedness; material judgments; certain ERISA-related events; and the invalidity of the subsidiary guaranty. The Notes automatically accelerate if (a) the Company files or consents to the filing of bankruptcy or a similar reorganization event or (b) bankruptcy, reorganization, arrangement or insolvency proceedings are instituted against the Company which are not dismissed within 60 days. If any other event of default shall occur and be continuing, the holders of more than 50% in aggregate principal amount of the Notes then outstanding may declare the outstanding Notes to be immediately due and payable. Any note holder may accelerate its Notes if the Company fails to pay (i) any principal or make-whole amount, if any, when due or (ii) interest when due subject to a five business day grace period.

The Company used the proceeds of the sale of the Tranche A Notes to refinance existing indebtedness and for general corporate purposes.

As noted above, pursuant to the Purchase Agreement, the Company’s wholly-owned subsidiary ODIS executed a Subsidiary Guaranty Agreement, dated as of February 25, 2005, for the benefit of the holders of the Notes under the Purchase Agreement (the “Subsidiary Guaranty”). The Subsidiary Guaranty provides that ODIS will absolutely, unconditionally and irrevocably guarantee the full payment of all amounts due from the Company and the performance of all of the Company’s obligations, agreements and covenants under the Purchase Agreement.

As part of the financing, the Company entered into a Second Amendment, dated as of February 25, 2005, to the Credit Agreement, dated as of June 30, 2003 (the “Credit Agreement”), among the Company, Wachovia Bank, National Association, Bank of America, N.A. and Branch Banking and Trust Company (the “Credit Amendment”). The Credit Amendment amends Company covenants contained in the Credit Agreement concerning debt limitations to permit the incurrence of debt under the Series A Notes.

The Company has normal banking relationships with Wachovia Bank, National Association, Branch Banking and Trust Company and Bank of America, N.A. The Company has previously engaged BB&T Capital Markets, a division of Scott & Stringfellow, Inc. and an affiliate of Branch Banking and Trust Company, to serve as a member of the underwriting syndicate with respect to an underwritten offering of the Company’s securities. Banc of America Securities, LLC, an affiliate of Bank of America, N.A., served as the placement agent for the Company in connection with the execution of the Purchase Agreement.

In connection with entering into the Purchase Agreement, the Company obtained waivers of limitations on the incurrence of additional debt by ODIS contained in the following note purchase agreements: (i) Note Purchase and Shelf Agreement, dated as of May 1, 2001, by and among the Company, The Prudential Insurance Company of America, Pruco Life Insurance Company, Hartford Life Insurance Company and Pruco Life Insurance Company of New Jersey; (ii) Note Purchase Agreements, each dated as of June 15, 1996, by and among the Company, New York Life Insurance Company and New York Life Insurance and Annuity Corporation; and (iii) Note Purchase Agreements, each dated as of February 25, 1998, by and between the Company and New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account. Each of the waivers provides that the respective note purchasers waive compliance with the limitations on the incurrence of additional debt by ODIS contained in the respective note purchase agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in response to Item 1.01 of this Form 8-K is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD DOMINION FREIGHT LINE, INC.

By:	/s/ John P. Booker, III
John P. Booker, III
Vice President – Controller
(Principal Accounting Officer)

Date: March 3, 2005